FOR IMMEDIATE RELEASE                                                                                                                                                                                                     Contact:                      David M. Findlay
                                                                                                                               President
                                                                                                                                (574) 267-9197

LAKE CITY BANK ANNOUNCES
ELECTION OF RON TRUEX, PRESIDENT OF
CREIGHTON BROTHERS, TO BOARD

Warsaw, Indiana (October 12, 2010) – Lakeland Financial Corporation (NASDAQ Global Select/LKFN) and Lake City Bank, today announced that Ron Truex has been appointed to their respective Boards of Directors.

Mr. Truex, a Warsaw resident, is the President and General Manager of Creighton Brothers, LLC, which is headquartered in Warsaw, Indiana.  Creighton Brothers is a diversified agribusiness company with operations focused on egg production and egg products, hog farming and grain production.   Creighton Brothers is one of the leading egg producers in the Midwest and distributes products nationally.

Michael L. Kubacki, Chairman and Chief Executive Officer, commented on the appointment, “Lake City Bank has been committed to the agribusiness community throughout our 138 year history and we’re pleased to have an industry expert like Mr. Truex join our board.  Creighton Brothers is a nationally recognized leader in the business and Ron’s experience and background will be a great benefit as we continue to grow.”

Kubacki added, “In addition, Ron brings a strong regional background to Lake City Bank.  Throughout his career, he has been actively engaged in community and civic organizations.  He epitomizes our commitment to the Indiana communities we serve.”

Truex commented, “Lake City Bank’s strong reputation in the agricultural industry is well earned.  As a lifelong resident of Northern Indiana, I have had the opportunity to work with the Bank’s leadership for decades, both as a client and a community partner.  The Bank has been able to maintain its community banking focus while at the same time growing into a leadership position as one of the largest banks in Indiana.”

Mr. Truex joined Creighton Brothers in 1970 in the sales department and currently serves as President and General Manager.  He has served as the President of the Indiana State Poultry Association and the Indiana State Egg Board.  In addition he is a past board member of the State Board of Animal Health.  He is also a former Chairman of the American Egg Board.  Mr. Truex currently serves on the United Egg Producers Board of Directors and is Chairman of the Government Relations Committee and secretary of the Executive Committee.

Mr. Truex was appointed to the original Kosciusko County Crime Stoppers board and continues to serve on that board.  He is a Kosciusko County Commissioner and is currently the President of the County Commissioners.  As a Commissioner, he serves on the Lakeland Regional Sewer District Board, the Kosciusko County Economic Development Board, the Kosciusko County Solid Waste Board and the Drainage Board.

Lakeland Financial Corporation is a $2.6 billion bank holding company headquartered in Warsaw, Indiana. Lake City Bank serves Northern Indiana with 43 branches located in the following Indiana counties: Kosciusko, Elkhart, Allen, St. Joseph, DeKalb, Fulton, Huntington, LaGrange, Marshall, Noble, Pulaski and Whitley.  The Company also has a Loan Production Office in Indianapolis, Indiana.

Lakeland Financial Corporation may be accessed on its home page at www.lakecitybank.com. The Company’s common stock is traded on the Nasdaq Global Select Market under “LKFN”. Market makers in Lakeland Financial Corporation common shares include Automated Trading Desk Financial Services, LLC, B-Trade Services, LLC, Citadel Securities, LLC, Citigroup Global Markets Holdings, Inc., Domestic Securities, Inc., E*TRADE Capital Markets LLC, FTN Financial Securities Corp., FTN Equity Capital Markets Corp., Goldman Sachs & Company, Howe Barnes Hoefer & Arnett, Inc., Keefe, Bruyette & Woods, Inc., Knight Equity Markets, L.P., Morgan Stanley & Co., Inc., Stifel Nicolaus & Company, Inc., Susquehanna Capital Group and UBS Securities LLC.

In addition to the results presented in accordance with generally accepted accounting principles in the United States of America, this press release contains certain non-GAAP financial measures.  Lakeland Financial believes that providing non-GAAP financial measures provides investors with information useful to understanding Lakeland Financial’s financial performance.  Additionally, these non-GAAP measures are used by management for planning and forecasting purposes, including measures based on “tangible equity” which is “common stockholders’ equity” excluding intangible assets, net of deferred tax.  A reconciliation of these non-GAAP measures to the most comparable GAAP equivalent is included in the attached financial tables where the non-GAAP measure is presented.

This document contains, and future oral and written statements of the Company and its management may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of the Company. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of the Company’s management and on information currently available to management, are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “intend,” “estimate,” “may,” “will,” “would,” “could,” “should” or other similar expressions. Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events.  Additional information concerning the Company and its business, including factors that could materially affect the Company’s financial results, is included in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on form 10-K.